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                                       1


THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, OR OTHERWISE DISPOSED OF UNLESS REGISTERED PURSUANT TO THE ACT OR AN OPINION OF LEGAL COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, IS OBTAINED STATING THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.

DATED:  January 2, 2001                                                    NO. I

                                 FORM OF WARRANT

                        MEDICAL TECHNOLOGY SYSTEMS, INC.


            Warrant to Purchase 80,000 Shares, Subject to Adjustment,
                    of Common Stock, par value $.01 per share

                   VOID AFTER 5:00 P.M., EASTERN STANDARD TIME

                    ON JANUARY 2, 2004 OR SUCH LATER DATE AS

                     DESCRIBED IN THE FIRST PARAGRAPH BELOW

     This certifies that, for value received, deJong & Associates or registered assigns the ("Holder"), is entitled to purchase from Medical Technology Systems, Inc., a Delaware corporation (the "Company"), 80,000 shares (the "Shares") of the Company's Common Stock, par value $.01 per share (the "Common Stock"), at a price of $1.06 per Share (the "Exercise Price") for three years after the warrant becomes exercisable with respect to such shares (the "Exercise Period"), subject to the terms, conditions, and adjustments set forth in this warrant (the "Warrant").

     1. Vesting and Exercise of Warrants. This Warrant will vest and may be exercised in whole or in part by the Holder as follows: (a) thirty thousand (30,000) shares on April 1, 2001, providing the Holder has not terminated a certain Consulting Agreement dated January 2, 2001 between the Holder an the Company pursuant to Section 3.1 of that agreement; (b) twenty-five thousand (25,000) shares on the date that the closing market price (as defined below) of the Company's Common Stock reaches $2.00, providing the Holder has not terminated a certain Consulting Agreement dated January 2, 2001 between the Holder and the Company pursuant to Section 3.1 of that agreement; (c) fifteen thousand (15,000) shares on the date that the closing market price (as defined below) of the Company's Common Stock reaches $2.50, providing the Holder has not terminated a certain Consulting Agreement dated January 2, 2001 between the Holder and the Company pursuant to Section 3.1 of that agreement; and (d) ten thousand (10,000) shares on the date the market price (as defined below) of the Company's Common Stock reaches $3.00, providing the Holder has not terminated a certain Consulting Agreement dated January 2, 2001 between the Holder and the Company pursuant to Section 3.1 of that agreement, upon presentation and surrender hereof, with the Purchase Form attached hereto as Exhibit A duly executed, at the office of the Company located at 12920 Automobile Boulevard, Clearwater, Florida 33762, accompanied by full payment of the Exercise Price multiplied by the number of Shares of the Company being purchased (the "Purchase Price"), whereupon the Company shall cause the appropriate number of Shares to


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                                       2


be issued and shall deliver to the Holder, within 10 days of surrender of the Warrant, a certificate representing the Shares being purchased. Upon each partial exercise hereof, a new Warrant evidencing the remainder of the Shares will be issued to the Holder, at the Company's expense, as soon as reasonably practicable, at the same Exercise Price, for the same Exercise Period(s), and otherwise on the same terms and conditions as the Warrant partially exercised. The Purchase Price shall be payable by delivery of a certified or bank cashier's check payable to the Company, or by wire transfer of immediately available funds to an account designated in writing by the Company, in the amount of the Purchase Price, or, if the Company's Common Stock is listed on a securities exchange or market, in the manner set forth in the following paragraph if requested by the Holder in the Purchase Form. The Holder shall be deemed for all purposes to have become the holder of record of Shares so purchased upon exercise of this Warrant as of the close of business on the date as of which this Warrant, together with a duly executed Purchase Form, was delivered to the Company and payment of the Purchase Price was made, regardless of the date of delivery of any certificate representing the Shares so purchased, except that if the Company were subject to any legal requirements prohibiting it from issuing shares of Common Stock on such date, the Holder shall be deemed to have become the record holder of such Shares on the next succeeding date as of which the Company ceased to be so prohibited.

     If the Company's Common Stock is listed on a securities exchange or market, in addition to the method of payment set forth above and in lieu of any cash payment required, the Holder shall have the right to exercise this Warrant in full or in part by surrendering this Warrant in the manner specified above in exchange for the number of Shares equal to the product of (x) the number of Shares as to which this Warrant is being exercised multiplied by (y) a fraction, the numerator of which is the Market Price (as defined below) less the Purchase Price, and the denominator of which is the Market Price. For purpose of this Warrant, "Market Price" shall mean the average closing sale price quoted on a share of Common Stock on the NASDAQ National Market or the principal stock exchange on which the Common Stock is then traded for the three trading days immediately prior to the date of the delivery to the Company of a purchase form (or if the Company's Common Stock is not traded or listed on the NASDAQ National Market or any other principal securities market, the average of the closing bid prices on the NASDAQ SmallCap Market, the OTC Electronic Bulletin Board, or otherwise in the over-the-counter market on such days as reported by NASDAQ, the National Quotation Bureau Incorporated or any comparable system, or if not so reported, as reported by any New York Stock Exchange member firm selected in good faith by the Company for such purpose).

     2. Exchange; Restrictions on Transfer or Assignment. This Warrant is exchangeable, without expense, at the option of the Holder, upon surrender hereof to the Company for other Warrants of different denominations entitling the Holder to purchase in the aggregate the same number of Shares purchasable hereunder. Subject to compliance with the Act, applicable state securities laws, and the requirements pertaining to transfer described in Section 5, this Warrant and the Holder's rights hereunder are transferable. To effect a transfer of this Warrant, the Holder shall surrender the Warrant to the Company at its principal office with the Assignment Form attached hereto as Exhibit B duly completed and executed (with signature guaranteed), whereupon the Company, if the proposed assignment is permitted pursuant to the provisions hereof, shall register the assignment of this Warrant in accordance with the information contained in the assignment instrument and shall, without charge, execute and deliver a new Warrant or Warrants in the name(s) of the assignee or assignees named in such assignment instrument (and, if applicable, a new Warrant in the name of the Holder evidencing any remaining portion of the Warrant not theretofore exercised, transferred, or assigned) and this Warrant shall promptly be cancelled. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged.

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                                       3

     3. Rights and Obligations of Warrant Holders.

          (a) This Warrant does not confer upon the Holder any rights as a shareholder of the Company, either at law or in equity. The rights of the Holder are limited to those expressed herein and the Holder, by acceptance hereof, consents to and agrees to be bound by and to comply with all the provisions of this Warrant. Each Holder, by acceptance of this Warrant, agrees that the Company and its transfer agent, if any, may, prior to any presentation of this Warrant for registration of transfer, deem and treat the person in whose name this Warrant is registered as the absolute, true, and lawful owner of this Warrant for all purposes whatsoever and neither the Company nor any transfer agent shall be affected by any notice to the contrary.

          (b) In addition to the right to exercise this Warrant, the Holder shall have the right to convert the Warrant (in whole but not in part) by the surrender of the Warrant at the office of the Company at any time during the term of the Warrant, into shares of Common Stock as provided for in this Section. Upon exercise of this conversion right, the Holder shall be entitled to receive that number of shares of Common Stock of the Company equal to the quotient obtained by dividing [(A-B)(X)] by (A), where:

               (A) = the Market Price of one share of Common Stock on the date of conversion of the Warrant.

               (B) = the Common Stock Exercise Price for one share of Common Stock under the Warrant.

               (X) = the number of Shares issuable upon exercise of the Warrant.

               If the above calculation results in a negative number, then no shares of Common Stock shall be issued or issuable upon conversion of the Warrant.

               Upon conversion of the Warrant, the Holder shall be entitled to receive a certificate for the number of shares of Common Stock determined under this Section.

     4. Covenants and Warranties of the Company. The Company covenants and agrees that (i) any and all Shares that are issued and delivered upon exercise of this Warrant and payment of the Purchase Price will, upon delivery, be duly authorized, validly issued, fully-paid, and nonassessable shares of Common Stock and (ii) the Company shall at all times during the Exercise Period reserve and keep available a number of authorized but unissued shares of Common Stock sufficient to permit the exercise in full of this Warrant. The Company will take all such actions as may be necessary to assure that all shares of Common Stock may be so issued without violation by the Company of any applicable law or government regulation or any requirement of any securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance, which the Company will transmit promptly upon issuance of such shares).

     The Company represents and warrants that (i) the Company is a corporation duly organized, validly existing, and of active status under the laws of the State of Florida, (ii) the Company has all requisite corporate power and authority to issue this Warrant and to consummate the transactions contemplated hereby, and such issuance and consummation will not conflict with, result in a material breach of, constitute a material default under, or material violation of any provision of the Company's Articles of Incorporation or Bylaws, or any law or regulation of any governmental authority or any provision of any agreement, judgment, or decree affecting the Company and (iii) all corporate action required to be taken by the Company in connection with the execution and delivery of this Warrant and the performance of the Company's obligations hereunder has been taken.

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                                       4


     5. Disposition of Warrants or Shares. The Holder acknowledges that this Warrant and the Shares issuable upon exercise thereof have not been registered under the Act or applicable state law. The Holder agrees, by acceptance of this Warrant, (i) that no sale, transfer, or distribution of this Warrant or the Shares shall be made except in compliance with the Act and the rules and regulations promulgated thereunder, including any applicable prospectus delivery requirements and the restrictions on transfer set forth herein, and (ii) that if any distribution or any other transfer of this Warrant or any Shares is proposed to be made by it otherwise than pursuant to an effective registration statement under the Act, such action shall be taken only after submission to the Company of an opinion of counsel, reasonably satisfactory in form and substance to the Company and its counsel, to the effect that the proposed distribution will not be in violation of the Act or of applicable state law.

     6. Adjustment. The number of Shares purchasable upon the exercise of this Warrant and the Exercise Price per Share are subject to adjustment from time to time as provided in this Section 6.

               (a) Subdivision or Combination of Shares. If the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares (including a stock split effected as a stock dividend) or combine its outstanding shares of Common Stock into a lesser number of shares, the number of Shares issuable upon exercise of this Warrant shall be adjusted to such number as is obtained by multiplying the number of shares issuable upon exercise of this Warrant immediately prior to such subdivision or combination by a fraction, the numerator of which is the aggregate number of shares of Common Stock outstanding immediately after giving effect to such subdivision or combination and the denominator of which is the aggregate number of shares of Common Stock outstanding immediately prior to such subdivision or combination, and the Exercise Price per Share shall be correspondingly adjusted to such amount as shall, when multiplied by the number of Shares issuable upon full exercise of this Warrant (as increased or decreased to reflect such subdivision or combination of outstanding shares of Common Stock, as the case may
          be), equal the product of the Exercise Price per Share in effect immediately prior to such subdivision or combination multiplied by the number of Shares issuable upon exercise of this Warrant immediately prior to such subdivision or combination.

               (b) Effect of Sale, Merger, or Consolidation. If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or sale of all or substantially all of the Company's assets to another corporation shall be effected after the date hereof in such a way that holders of Common Stock shall be entitled to receive stock, securities, or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger, or sale, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive, upon the basis and the terms and conditions specified in this Warrant and in lieu of the Shares immediately theretofore purchasable and receivable upon the exercise of this Warrant, such shares of stock, securities, or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of this Warrant, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions of this Warrant (including, without limitation, provisions for adjustments of the Exercise Price and of the number of Shares issuable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be possible, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of this Warrant. The Company shall not effect any such consolidation, merger, or sale unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume, by written instrument executed and delivered to the Holder at its last address appearing on the books of the Company, the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing sentence, the Holder may be entitled to purchase.


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                                       5


               (c) Issuance of Common Stock Below Exercise Price. If the Company shall issue or sell shares of Common Stock or rights, options, warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock ("Common Stock Equivalents") pursuant to the exercise of any Common Stock Equivalents outstanding on the date of the Note under any of the Company's employee benefit plans), at a price per share of Common
          Stock  (determined,  in the  case  of  Common  Stock  Equivalents,  by dividing (A) the total amount receivable by the Company in consideration of the issuance and sale of such Common Stock Equivalent, plus the total consideration payable to the Company upon exercise, conversion, or exchange thereof, by (B) the total number of shares of Common Stock covered by such Common Stock Equivalent), that is lower (calculated the date of such sale or issuance) than the Exercise Price, or for no consideration, then:

                    (i) in each  case the  number  of  shares  of  Common  Stock thereafter issuable upon the exercise of this Warrant (whether or not presently exercisable) shall be increased in a manner determined by multiplying the number of shares of Common Stock issuable upon the exercise of the Warrant by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to the sale or issuance plus the number of additional shares of Common Stock offered for subscription or purchase or to be issued upon exercise, conversion, or exchange of such Common Stock Equivalent, and of which the denominator shall be the number of shares of Common Stock outstanding immediately prior to the sale or issuance plus the number of shares of Common Stock that the "aggregate consideration to be received by the Company" (as defined below) in connection with such sale or issuance would purchase at the Exercise Price. For the purpose of such adjustments the "aggregate consideration to be received by the Company" shall be the consideration received by the Company for such Common Stock or Common Stock Equivalents, plus any consideration or premiums stated in the Common Stock Equivalents to be paid for the shares of Common Stock covered thereby; and

                    (ii) in each case the Exercise  Price will be reduced to the price  calculated  by dividing  (A) an amount equal to the sum of
               (1) the number of shares of Common Stock outstanding immediately before such issuance or sale multiplied by the then existing Exercise Price plus (2) the aggregate consideration, if any, received by the Company upon such issuance or sale, by (B) the total number of shares of Common Stock outstanding immediately after such issuance or sale plus the number of shares of Common Stock issuable upon the exercise, conversion, or exchange of any Common Stock Equivalents issued or sold in the transaction for which the Company is making this adjustment.

               If the Company shall issue or sell shares of Common Stock or Common Stock Equivalents for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the "price per share of Common Stock" and the "consideration" receivable by or payable to the Company for purposes of this Section 6(c), the Board of Directors of the Company shall determine, in good faith, the fair value of such property. If the Company shall issue and sell Common Stock Equivalents, together with one or more other securities as part of a unit at a price per unit, then in determining the "price per share of Common Stock" and the "consideration" receivable by or payable to the Company for purposes of this Section 6(c), the Board of Directors of the Company shall determine, in good faith, the fair value of the Common Stock Equivalents then being sold as part of such unit.

               (d) If any event occurs as to which the preceding Sections 6(a) through (c) are not strictly applicable, but as to which the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles of this Warrant, as determined by the Company or as requested by the Holder in accordance with the notice provisions of
          Section 12, then, in each such case, the Company shall select an independent investment bank or firm of independent public accountants, such investment bank or firm of independent public accountants to be selected from a group of three nationally recognized investment banks or firms of public accountants chosen by the Holder, which will give its opinion as to the adjustment, if any, on a basis consistent with the essential intent and principles established in this Warrant. Upon receipt of such opinion, the Company will promptly deliver a copy of such opinion to the Holder and will make the adjustments described in such opinion. The fees and expenses of such investment bank or independent public accountants will be borne by the Company. If the adjustment is requested by the Holder, however, and the investment bank or firm of independent public accountants selected by the Company pursuant to this paragraph determines that no adjustment is necessary, then the fees and expenses described in the preceding sentence shall be borne by the Holder.

               (e) Notice to Holder of Adjustment. Whenever the number of Shares purchasable upon exercise of this Warrant or the Exercise Price per Share is adjusted as herein provided, the Company shall cause to be mailed to the Holder within 5 days of such adjustment, in accordance with the provisions of Section 12, notice setting forth the adjusted number of Shares purchasable upon the exercise of the Warrant and the adjusted Exercise Price and showing in reasonable detail the computation of the adjustment and the facts upon which such adjustment is based.

               (f) Notices to Holder of Certain Events. If at any time after the date hereof:

                    (i) the Company shall declare any dividend or other distribution upon or with respect to the Common Stock, including any dividend payable in cash, shares of Common Stock or other securities of the Company; or

                    (ii) the Company shall offer for subscription to the holders of its Common Stock any additional shares of stock of any class or any other securities convertible into Common Stock or any rights to subscribe thereto; or

                    (iii) there shall be any capital reorganization or reclassification of the capital stock of the Company (other than a change in par value, or from par value to no par value, or from no par value to par value or as result of the subdivision or combination of shares), or any conversion of the Shares into securities of another corporation, or a sale of all or substantially all of the assets of the Company, or a consolidation or merger of the Company with another corporation (other than a merger with a subsidiary in which the Company is the continuing corporation and which does not result in any reclassification or change of the Shares issuable upon exercise of the Warrants); or

                    (iv) there shall be a voluntary or involuntary  dissolution, liquidation, or winding up of the Company;

               then, in any one or more of said cases, the Company shall cause to be mailed to the Holder, not less than 15 days before any record date or other date set for the definitive action, written notice of the date upon which the books of the Company shall close or a record shall be taken for purposes of such dividend, distribution or subscription rights or upon which such reorganization, reclassification, conversion, sale, consolidation, merger, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also set forth facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the number of Shares and the kind and amount of the shares of stock and other securities and property deliverable upon exercise of the Warrants. Such notice shall also specify the date as of which the holder of record of the shares of Common Stock shall participate in such dividend, distribution, or subscription rights or shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, conversion, sale, consolidation, merger, dissolution, liquidation, or winding up, as the case may be (on which date in the event of voluntary or involuntary dissolution, liquidation, or winding up of the Company, the right to exercise the Warrants shall terminate).

     7. Piggy-Back Registration.

          (a) If the Company shall, at any time prior to the expiration of this Warrant, authorize a registration of its Common Stock with the Securities and Exchange Commission (the "SEC"), the Company shall furnish the Holder with at least 30 days prior written notice thereof and the Holder shall have the option to include the Shares to be issued to the Holder upon the exercise of this Warrant in such registration statement. The Holder shall exercise the "piggy-back registration rights" granted pursuant to this
     Section 7 by giving written notice to the Company within 20 days of the receipt of the written notice from the Company described above.

          (b) Notwithstanding any other provision of this Warrant, the Company's obligations under this Section 7 shall be subject to the following terms and conditions:

               (i) The obligations of the Company set forth under this Section 7 shall not arise upon the filing of a registration statement that covers any of the following: (A) securities proposed to be issued in exchange for assets or securities of another corporation; (B) debt securities not convertible into, or exchangeable for, shares of Common Stock; (C) securities to be issued pursuant to a transaction registered on Form S-4 (or any registration form promulgated by the SEC in substitution of that form); or (D) a stock option, stock bonus, stock purchase, or other employee benefit or compensation plan or securities issued or issuable pursuant to any such plan.

               (ii) If the Company files a registration statement in connection with an underwritten public offering of Common Stock, the Company shall use its best efforts to cause the managing underwriter of the proposed offering to grant any request by the Holder that Shares purchased by the Holder upon the exercise of this Warrant be included in the proposed public offering on terms and conditions that are customary under industry practice. Notwithstanding any other provision of this Agreement, if the managing underwriter of the public offering of the Common Stock gives written notice to the Company that, in the reasonable opinion of such managing underwriter, marketing factors require a limitation of the total number of shares of Common Stock to be underwritten, then the number of Shares purchased by the Holder upon the exercise of this Warrant that the Company shall be obligated to include in the registration statement shall be reduced in accordance with the limitations imposed by the managing underwriter.

               (iii) The Holder must provide to the Company all information, and take all action, the Parent reasonably requests with reasonable advance notice, to enable it to comply with any applicable law or regulation or to prepare the registration statement that will cover the Shares that will be included in the registration.

          (c) The Company will pay all Registration Expenses (as defined below) in connection with the registration of the Shares pursuant to this Section
     7. For purposes of this Warrant, the term "Registration Expenses" shall mean all expenses incurred by the Company in complying with this Section 7, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and disbursements of counsel for the Company, state Blue Sky fees and expenses, transfer agent fees, cost of engraving of stock certificates, costs for mailing and tombstone advertising, cost of preparing the registration statement, related exhibits, amendments and supplements thereto, underwriting documents, selected dealer agreements, preliminary and final prospectuses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts and selling commissions attributable to the Shares and the fees and expenses of the Holder's own counsel and accountants, which shall be borne by the Holder.

     8. Indemnification and Notification.

          (a) The Company will indemnify and hold harmless the Holder from and against any and all losses, claims, damages, expenses, and liabilities caused by any untrue statement of a material fact contained in any registration statement or contained in a prospectus furnished thereunder or caused by any omission to state a material fact necessary to make any statement therein not misleading. The foregoing indemnification and agreement to hold harmless shall not apply, however, insofar as such losses, claims, damages, expenses, and liabilities are caused by an untrue statement or omissions based upon information furnished in writing to the Company by the Holder expressly for use in any registration statement or prospectus.

          (b) The Holder will indemnify the Company, and each person who controls the Company within the meaning of Section 15 of the Act, from and against any and all losses, claims, damages, expenses, and liabilities caused by an untrue statement of a material fact contained in any registration statement or contained in a prospectus furnished thereunder or caused by an omission to state a material fact necessary to make any statement therein not misleading insofar as such losses, claims, damages, expenses, and liabilities are caused by an untrue statement or omission based upon information furnished in writing to the Company by the Holder expressly for use in any registration statement or prospectus.

          (c) Each indemnified party promptly shall notify each indemnifying party of any claim asserted or action commenced against it that is subject to the indemnification provisions of this Section, but failure to so notify an indemnifying party will not relieve the indemnifying party from any liability pursuant to these indemnity provisions or otherwise, unless and only to the extent that the failure materially prejudices the rights or obligations of the indemnifying party. Without limiting what might be materially prejudicial to an indemnifying party, the failure of an indemnified party to notify an indemnifying party of a lawsuit within ten days after the date when the indemnified party is served with a copy of the complaint, petition, or other pleading asserting the indemnifiable claim will be considered materially prejudicial to the rights and obligations of any indemnifying party who was not also served with a copy of the complaint, petition, or other pleading asserting the indemnifiable claim.

          The indemnifying party may participate at its own expense in the defense, or, if the indemnifying party so elects within a reasonable time, the indemnifying party may assume the defense, of any action commenced against the indemnified party that is the subject of indemnification under this Section. If the indemnifying party elects to assume the defense of an indemnified action, however, the indemnifying party shall engage to defend the action legal counsel reasonably satisfactory to the indemnified party. If the indemnifying party elects to assume the defense of any indemnified action, the indemnified party, and each controlling person who is a defendant in the action, will be entitled to employ separate counsel participate in the defense of the action at its own expense.

          An indemnified party shall not settle an indemnified claim or action without the prior written consent of the indemnifying party and the indemnifying party will not be liable for any settlement made without its consent. The indemnifying party shall notify the indemnified party whether or not it will consent to a proposed settlement within ten days after it receives from the indemnified party notice of the proposed settlement, summarizing all the terms and conditions of settlement. The indemnifying party's failure to notify the indemnified party within that ten-day period whether or not it consents to the proposed settlement will constitute its consent to the proposed settlement.

          This indemnity does not apply to any untrue statement or omission, or any alleged untrue statement or omission that was made in a preliminary prospectus but remedied or eliminated in the final prospectus (including any amendment or supplement to it), if a copy of the definitive prospectus (including any amendment or supplement to it) was delivered to the person asserting the claim at or before the time required by the Securities Act and the delivery of the definitive prospectus (including any amendment or supplement to it) constitutes a defense to the claim asserted by the person.

     9. No Impairment. The Company will not by any action including, without limitation, amending or permitting the amendment of the charter documents, bylaws, or similar instruments of the Company or through any reorganization, reclassification, transfer of assets, consolidation, merger, share exchange, dissolution, issue or sale of securities, or any other similar voluntary action, avoid or seek to avoid the observance or performance of any of the express terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary to protect the rights of the Holder against impairment or dilution. Without limiting the generality of the foregoing, the Company will (i) take all such action as may be reasonably necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon exercise of the Warrant, free and clear of all liens, encumbrances, equities, and claims and (ii) use all reasonable efforts to obtain all such authorizations, exemptions, or consents from any public regulatory body having jurisdiction over the Company as may be necessary to enable the Company to perform its obligations under this Warrant.

     10. Dilution Fee. If, during the Exercise Period, the Company pays any cash dividends or makes any cash distribution to any holder of any class of its Common Stock with respect to such Common Stock and the Exercise Price exceeds the Market Price, then the Holder of this Warrant will be entitled to receive in respect of this Warrant a dilution fee in cash (the "Dilution Fee") on the date of payment of such dividend or distribution, which Dilution Fee will be equal to the amount per share paid to the holders of Common Stock times the number of Shares currently exercisable under this Warrant.

     11. Survival. The various rights and obligations of the Holder and of the Company as set forth in Sections 4 and 5 hereof shall survive the exercise of this Warrant and the surrender of this instrument upon such exercise.

     12. Notice. All notices required by this Warrant to be given or made by the Company shall be given or made by first class mail, postage prepaid, addressed to the registered Holder hereof at the address of such Holder as shown on the books of the Company.

     13. Loss or Destruction. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company and its counsel, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

     14. Miscellaneous.

          (a) Neither this Warrant nor any term hereof may be changed, waived, discharged, or terminated except by a written instrument executed by the Company and the Holder.

          (b) This Warrant shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Florida, without regard to principles of conflicts of laws thereof.

          (c) Each provision of this Warrant shall be interpreted in such a manner as to be effective, valid, and enforceable under applicable law, but if any provision of this Warrant is held to be invalid, illegal, or unenforceable under any applicable law or rule in any jurisdiction, such provision will be ineffective only to the extent of such invalidity, illegality, or unenforceability in such jurisdiction, without invalidating the remainder of this Warrant in such jurisdiction or any provision hereof in any other jurisdiction.

          (d) No course of dealing or delay or failure to exercise any right hereunder on the part of the Holder shall operate as a waiver of such right or otherwise prejudice the Holder's rights, power, or remedies.

          (e) The Company shall pay all expenses incurred by it in connection with, and all documentary stamp and other taxes (other than stock transfer taxes) and other governmental charges that may be imposed in respect of, the issue, sale and delivery of this Warrant and the Shares issuable upon the exercise hereof.

          (f) This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Company and the successors and permitted assigns of the Holder.

     15. Further Assurances. The Company agrees that it will execute and record such documents as the Holder shall reasonably request to secure for the Holder any of the rights represented by this Warrant.

     IN WITNESS WHEREOF the Company has caused this Warrant to be executed by its duly authorized officer as of the ______________________.


                                           MEDICAL TECHNOLOGY SYSTEMS, INC.


                              By: ______________________________________________

                              Name: ____________________________________________

                              Title:  __________________________________________

                                   EXHIBIT "A"

                                  PURCHASE FORM

     To be executed upon exercise of the Warrant. Capitalized terms have the same meanings ascribed to them in the Warrant.

TO:   MEDICAL TECHNOLOGY SYSTEMS, INC.

     The undersigned hereby exercises the right to purchase _____________ Shares of Common Stock evidenced by the Warrant, according to the terms and conditions thereof, and hereby makes payment of the Purchase Price. If the Company's Common Stock is listed on a securities exchange or market, the undersigned [does] [does not] choose to pay the Purchase Price pursuant to a cashless exercise of the Warrant. The undersigned requests that certificates for the Shares shall be issued in the name set forth below:

Dated:  _______________________     Name:  _____________________________________

                                    ____________________________________________
                                    (Address)

                                    ____________________________________________

                                    Social Security No. ________________________
                                    or other identifying number

                                   EXHIBIT "B"

                                   ASSIGNMENT

     To be executed by the registered holder to effect a permitted transfer of the Warrant. Capitalized terms have the same meanings ascribed to them in the Warrant.

FOR VALUE RECEIVED ________________________ ("Assignor")
hereby sells, assigns and transfers unto


_________________________________ ("Assignee")
(Name)

_________________________________
(Address)


the right to purchase __________ shares of Common Stock of Medical Technology Systems, Inc. evidenced by the Warrant, together with all right, title, and interest therein, and does irrevocably constitute and appoint _____________________________ attorney to transfer the said right on the books of said corporation with full power of substitution in the premises.

Date:  ______________________       Assignor:


                                    By:  _______________________________________

                                    Its: _______________________________________

                                    Signature: _________________________________